Exhibit 10.1

ADDENDUM

TO NOTE DUE

June 1, 2002

WHEREAS, there is a Note due James Wirth on March 15, 2004 in the principal amount of $2,000,000. It is hereby agreed that the Note shall be modified to provide for $500,000 due March 15, 2004 and the balance of $1,500,000 in principal plus interest be due March 15, 2005.

AGREED THIS 1ST DAY OF JUNE, 2002

By: Note Holder

/s/ James F. Wirth
James F. Wirth

APPROVED:

INNSUITES HOSPITALITY TRUST, DEBTOR

By:

/s/ Marc E. Berg
Marc E. Berg